Exhibit 10.6

Sezzle Inc.

Proprietary Information, Inventions,

Non-competition and Non-solicitation Agreement

This Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement (“Agreement”) is made in consideration for my employment by Sezzle Inc., a Delaware corporation (the “Company”), and compensation now and hereafter paid to me. I understand and agree as follows:

1. Nondisclosure And Use.

All Proprietary Information (as defined below) is and shall remain the sole and exclusive property of the Company. At all times during my employment and afterwards I will not disclose or use any Proprietary Information, except as required in connection with my work for the Company during employment. I will take reasonable precautions to safeguard the Proprietary Information. I understand that I am also prohibited from accessing the Company’s computer systems and databases for any unauthorized, improper or competitive purpose, both while employed and thereafter. The term “Proprietary Information” means: (i) Confidential Information; and (ii) Trade Secrets. The term “Confidential Information” means any information not generally known by third parties, including the Company’s competitors or the general public. Examples of confidential Company information include, but are not limited to, marketing plans and techniques, non-public information about suppliers and vendors, strategic business plans, company financial history and current condition, budgetary information and related reporting, point of sale reports, quote logs, personal information of employees deemed private under state or federal law when those employees have not given permission for the disclosure of their personal information, supplier lists, pricing processes and information, software code including, without limitations, object code, source code, and markup language, market research completed internally or commissioned by the Company, prospecting lists, personal information regarding customers or vendors, and information received by the Company from its customers, suppliers, or others in confidence. I will treat information that is not expressly identified by the Company as “confidential” as confidential unless, under the circumstances, I know or have reason to know that The Company does not intend to keep that type of information confidential. The term “Trade Secrets” means any of the Company or customer information: (a) that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (b) for which the Company has taken reasonable steps under the circumstances to maintain its secrecy. I acknowledge and agree that examples of trade secrets include, but are not limited to, customer lists and documents that contain information not readily available through general sources, business plans, pricing information and proprietary processes.

I will not disclose or use any information received by the Company from third parties, except as required in connection with my work for the Company. I will not improperly use or disclose any confidential information or trade secrets of any third party or former employer to whom I have an obligation of confidentiality. My performance of all the terms of this Agreement and as an employee of the Company does not breach any agreement by which I am legally bound, and I agree not to become a party to any such agreement.

2. Ownership of Work Product.

All Proprietary Information and similar information, products, processes, inventions (whether patentable or not), designs, programs and related documentation, intellectual property, and other works of authorship relating to the Company’s business prepared, made, conceived, or reduced to practice by me (in whole or in part) in connection with my employment or that relate directly to the business of the Company or the Company’s actual or demonstrably anticipated research or development (“Work Product”), are and shall remain the exclusive property of the Company, and shall not be used for my own purposes at any time during or after my employment. I will promptly disclose to the Company all Work Product I make individually or jointly with others. I hereby assign and agree to assign all right, title, and interest, including all copyrights, patent rights, trademark rights, moral rights, and other intellectual property rights in such Work Product to the Company, and upon the request and at the expense of the Company, do all other acts reasonably necessary to assist it in obtaining and enforcing rights in Work Product in any and all countries. I am hereby notified that this Section shall not apply to inventions I developed entirely on my own time without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the Company’s business or to its actual or demonstrably anticipated research or development; or (2) result from any work that I performed for the Company. I designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact, with full power of substitution, to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes related to Work Product with the same legal force and effect as if executed by me.

“Works Made for Hire” means any and all Work Product that is copyrightable subject matter. I agree that Works Made for Hire constitute “Works Made for Hire” under United States copyright laws and that all copyrights in Works Made For Hire shall be owned by the Company as the sole and exclusive author and owner thereof. To the extent that any Work Product is not deemed to be Works Made for Hire, I will and hereby do assign all right, title and interest in and to such works to the Company including all copyrights, patent rights, and other intellectual property rights. I shall execute any and all such documents, instruments, agreements or certificates and take such other actions as the Company may reasonably request to further secure its rights in and title to all Work Product, both during and after my employment (without further consideration).

NOTICE: Pursuant to Minnesota Statutes Section 181.78, the provisions of this Section 2 do not apply to Work Product for which no equipment, supplies, facility or confidential business information or trade secrets of the Company were used and which were developed entirely on my own time and: (a) that do not relate directly to the business of the Company or to the Company’s actual or demonstrably anticipated research or development; or (b) that do not result from any work performed by me for the Company. For clarity, work or inventions I made prior to the commencement of my employment with the Company which are owned in whole or in part by me are described on the signature page hereto; or, if blank, I affirm there are no such “Prior Inventions.”

3. No Conflicts or Solicitation.

To protect the Company’s Proprietary Information, during my employment, I will not engage in any other employment or other activity that is related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.

In addition, during my employment and for a period of one year following the termination of my employment with the Company for any reason I will not, either directly or indirectly, solicit, induce, or encourage (or attempt to do so) any of the Company’s employees or other service providers to leave their employment/engagement, or hire or take away such employees or other service providers, either for myself or for any other person or entity. This restriction includes all those who were employed by or performed services for the Company at any time during the one year period immediately before the date my employment terminated.

In addition, during my employment and for a period of one year immediately following the termination of my employment with the Company for any reason I will not, either directly or indirectly: (a) interfere with the Company’s relationships with any of its customers, prospective customers, suppliers, contractors, distribution partners, prospective distribution partners, resellers, or any third party regularly dealing with the Company; or (b) solicit, call upon, divert or actively take away, or attempt to solicit, call upon, divert or take away, for purposes of conducting a business substantially similar to or competitive with the Company’s business, any of the Company’s customers, prospective customers, suppliers, contractors, distribution partners, prospective distribution partners, or other third party regularly dealing with the Company. This restriction includes any customer to which the Company sold any product, or for which the Company performed any service at any time during the one year period immediately before the date my employment terminated, except that the restriction pertaining to the Company’s prospective customers only applies if I became familiar with the prospective customer through my employment.

4. Covenant Not to Compete.

To protect the Company’s Proprietary Information, I agree that during my employment and for a period of one year immediately following the termination of my employment with the Company for any reason I will not compete with the Company in the Territory (defined below), which for clarity means that I will not, either directly or indirectly, in the Territory; (i) serve as an advisor, agent, consultant, director, manager, employee, officer, partner, proprietor or otherwise of any Restricted Business (defined below); (ii) have any ownership interest in any Restricted Business (except for passive ownership of one percent or less of any entity whose securities are publicly traded); or (iii) participate in the organization, financing, operation, management or control of any Restricted Business. “Restricted Business” means business in competition with the Company’s business as conducted by the Company at any time during the course of my employment with the Company, together with any other business with which I am actively involved in assisting the Company with researching, developing or marketing at the time of the termination of my employment. To ensure the Company’s protection from the dissemination of trade secrets, we strictly enforce this covenant with Major Competitors. “Major Competitors” means any of the following companies: (i) Afterpay Touch Group Ltd;, (ii) Quadpay; (iii) Affirm, Inc.;(iv) Klarna Bank AB; and (v) any other business that offers interest free closed end consumer credit. For clarity, the Company’s business as of the date I signed this Agreement includes without limitation: providing payment services that allow consumers to finance their payments through an innovative interest-free installment system. “Territory” means: (i) the United States of America; and (ii) Canada. The foregoing Territory is reasonable and reasonably necessary to protect the Proprietary Information. If the court determines this too restrictive, then the parties agree that the court may reduce or limit the area to enable the intent of this Section to be enforced in the largest acceptable area.

5. Reasonable.

The restrictions in Sections 3 and 4 are reasonable and are reasonably necessary for the protection of Proprietary Information and provide a reasonable way of protecting the Company’s business value which will be imparted to me. Through my employment I will receive adequate consideration for any loss of opportunity associated with their provisions. The length of time, geographic area and any other restrictions contained in this Agreement are reasonable to protect the legitimate interests of the Company and do not unfairly restrict or penalize me. However, if any restriction set forth in Section 3 or 4 is found by a court to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall extend only over the maximum period of time, range of activities or geographic area as to which such court shall determine it to be enforceable. A breach of any provision(s) of this Agreement tolls the running of the limitation period and the restriction period with respect to such provision(s) during the breach.

6. Non-disparagement.

During the course of my employment and after the termination of that employment, I agree to not disparage, defame or besmirch the Company’s legitimate business interests, products or services, or the legitimate business interests of its affiliates, directors, officers, employees or agents.

7. Use of Likeness.

I will not, directly or indirectly, endorse, speak on behalf of, or allow my name or likeness to be used to in any way promote any competitive business or competing product during my employment with the Company. During my employment and after my employment with the Company ends, I consent to the Company’s use of my image, likeness, voice, and other characteristics in connection with the Company’s operation of the Company’s business and its promotion and sale of its products and services. I release the Company from any cause of action which I may have or may have arising out of the use, distribution, adaptation, reproduction, broadcast, or exhibition of such characteristics.

8. Social Media.

The Company owns all Company-related digital and social media accounts (including all passwords, data posts, digital works and goodwill therein) that I may create, manage, contribute to, or administer during my employment with the Company and including all “followers,” connections, fans, subscribers, contacts and other relationships created under such accounts. My use of such accounts will be in accordance with all Company policies in effect from time to time. At anytime upon request and immediately upon my termination of employment for any reason, I will surrender full control and access to such accounts to the Company.

9. Legal and Equitable Remedies.

Because my services are personal and unique and the Company may not have an adequate remedy at law for a breach or threatened breach of this Agreement, the Company may, in addition to other remedies at law or in equity which may be available, enforce this Agreement by injunction, specific performance or other equitable relief, all without bond.

10. Employment At-will and Other Matters.

My employment is at-will, meaning that I or the Company can end my employment at any time, with or without cause or notice. The Company may notify any employer I may have in the future of my rights and obligations under this Agreement. At any time upon request and on termination of my employment, I will return all Company property to the Company immediately. In addition, all Company property and property situated on the Company’s premises is subject to inspection by the Company at any time and I understand that I have no expectation of privacy with regard to the same, including without limitation work areas, computer and communications systems, email and internet records handheld devices or other property used to conduct the business of the Company. Nothing in this Agreement is intended to limit my rights to discuss the terms, wages, and working conditions of employment, as protected by applicable law.

11. General Provisions.

Minnesota law governs this Agreement. I consent to the personal jurisdiction of and venue in the state and federal courts located in Minnesota. If any provision of this Agreement is found invalid or unenforceable, no other provision is affected. This Agreement is binding on my heirs and all legal representatives. This Agreement benefits and may be enforced by the Company and its agents, parents, subsidiaries, affiliates, successors and assigns. The provisions of this Agreement survive the termination of my employment and the assignment of this Agreement by the Company to any assignee or successor. A waiver by the Company of any breach is not a waiver of any prior or subsequent breach, and a waiver of any specific right shall not be construed as a waiver of any other right. For purposes of this Agreement, the term “employee” shall be deemed to include “consultant,” “independent contractor” or “director,” and the term “employment,” or any variation thereof, shall be deemed to include “engagement” or any variation thereof. My obligations under this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company if no other agreement governs during such period. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. This Agreement is effective as of the first day of my employment with the Company. This Agreement is the final, complete and exclusive agreement between me and the Company with respect to the subject matter hereof and supersedes all prior discussions or agreements, written or verbal, between us with respect to the subject matter hereof. Amendments or waivers to this Agreement must be in writing and signed by the party to be charged to be effective.

I HAVE READ THIS AGREEMENT	ACCEPTED AND AGREED TO:

CAREFULLY AND UNDERSTAND ITS TERMS.	SEZZLE, INC.

By:	By:

Name:	Its:

Date:	Date:

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“Prior Inventions”

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If you have Prior Inventions, please list them in the space below. Please be aware that if no Prior Inventions are identified below, you are affirming that there are no Prior Inventions. If you need extra pages, please attach them and indicate below.

Title	Date of Prior Invention	Brief Description

If a prior confidentiality agreement prevents disclosure above, instead provide a cursory name for each prior invention, a listing of the party or parties to whom it belongs and description of the relationship to that party.

Invention	Parties	Relationship

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